UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2013 (July 2, 2013)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Revolving Credit Facility

On July 2, 2013, Dean Foods Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company; the Lenders from time to time party thereto; JPMorgan Chase Bank, N.A., as administrative agent; Bank of America, N.A., as syndication agent; and CoBank, ACB, Credit Agricole Corporate & Investment Bank, Coöperatieve Centrale Raiffeisen – Boerenleenbank, B.A. “Rabobank Nederland,” New York Branch, Suntrust Bank and Wells Fargo Bank, National Association, as co-documentation agents.

Subject to the terms and conditions set forth in the Credit Agreement, the Lenders have provided the Company with a five-year revolving credit facility in the amount of up to $750 million (the “Credit Facility”). Under the Credit Agreement, the Company also has the right to request an increase of the aggregate commitment under the Credit Facility by, and to request incremental term loans, of up to $500,000,000 without the consent of any Lenders not participating in such increase, subject to specified conditions.

Credit Facility. The proceeds of the Credit Facility may be used: (i) to finance the Company’s working capital needs; and (ii) for general corporate purposes of the Company and its subsidiaries.

The Credit Facility is available for the issuance of up to $200 million of letters of credit and up to $150 million of swing line loans. The Credit Facility will terminate on July 2, 2018.

Interest. Loans outstanding under the Credit Facility will bear interest, at the Company’s option, at either (i) the Adjusted LIBO Rate (as defined in the Credit Agreement) plus a margin of between 1.25% and 2.25% (which is initially 1.75%) based on the Leverage Ratio (as defined in the Credit Agreement), or (ii) the Alternate Base Rate (as defined in the Credit Agreement) plus a margin of between 0.25% and 1.25% (which is initially 0.75%) based on the Leverage Ratio.

Prepayments. The Company may make optional prepayments of the loans, in whole or in part, without premium or penalty (other than applicable breakage costs). Subject to certain exceptions and conditions described in the Credit Agreement, the Company will be obligated to prepay the Credit Facility, but without a corresponding commitment reduction, with the net cash proceeds of certain asset sales and with casualty and insurance proceeds.

Guarantors. The Credit Facility is guaranteed by the Company’s existing and future domestic material restricted subsidiaries (as defined in the Credit Agreement), which are substantially all of the Company’s wholly-owned U.S. subsidiaries other than its receivables securitization subsidiaries (the “Guarantors”). The Company’s former subsidiary, The WhiteWave Foods Company (“WhiteWave”) is not a guarantor under the Credit Facility.

Collateral. The Credit Facility is secured by a first priority perfected security interest in substantially all of the personal property of the Company and the Guarantors, whether consisting of tangible or intangible property, including a pledge of, and a perfected security interest in, (i) all of the shares of capital stock of the Guarantors and (ii) 65% of the shares of the capital stock of the Company’s or any Guarantor’s first-tier foreign subsidiaries which are material restricted subsidiaries, in each case subject to certain exceptions as set forth in the Credit Agreement. The collateral does not include (a) any real property, (b) the capital stock and any assets of any unrestricted subsidiary, (c) any shares of the Class A common stock of WhiteWave in which the Company owns an approximate 19.9% economic interest, or (d) any capital stock of any direct or indirect subsidiary of Dean Holding Company which owns any real property.

Representations and Warranties; Covenants; Events of Default. The Credit Agreement contains customary representations, warranties and covenants, including, but not limited to specified restrictions on indebtedness, liens, guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, investments, loans and advances, transactions with affiliates and sale and leaseback transactions. The Credit Agreement also contains customary events of default and related cure provisions. The Company is required to comply with (a) a maximum consolidated net leverage ratio initially set at 4.00 to 1.00 and stepping down to 3.50 to 1.00 after the earlier of: (i) the end of the fiscal quarter in which the Company has disposed of at least 90% of the shares of Class A common stock of WhiteWave owned by the Company on the Closing Date and (ii) the fiscal quarter ending December 31, 2014; and (b) a minimum consolidated interest coverage ratio set at 3.00 to 1.00.

This description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Certain of the lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking, financial advisory, investment banking and other services for the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees. In particular, affiliates of certain of the lenders under the Credit Agreement served as underwriters in connection with WhiteWave’s initial public offering, are serving as underwriters in connection with the proposed secondary offering of shares of WhiteWave’s Class A common stock currently held by the Company, and are lenders under WhiteWave’s senior credit facility.

Amendment to Receivables Purchase Agreement

On July 2, 2013, certain subsidiaries of the Company that are party to the Fifth Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”) entered into Amendment No. 18 (the “Eighteenth Amendment”) to the Receivables Purchase Agreement and Reaffirmation of Performance Undertaking to implement certain modifications in connection with the Credit Facility described above.

The Eighteenth Amendment is by and among (1) Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as sellers, each of which is a subsidiary of the Company; (2) the financial institutions that are party to the Receivables Purchase Agreement; (3) the companies that are party to the Receivables Purchase Agreement; (4) JPMorgan Chase Bank, N.A., as agent; (5) PNC Bank, National Association, as LC Bank; (6) the Company, as provider of certain performance undertakings on behalf of its subsidiaries; and (7) each of the Company’s subsidiaries that are party to the Receivables Purchase Agreement, as servicers. This description of the Eighteenth Amendment is qualified in its entirety by reference to the text of the Eighteenth Amendment, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

On July 2, 2013, the Company terminated the Second Amended and Restated Credit Agreement, dated as of April 2, 2007, as amended and restated as of June 30, 2010, among the Company; J.P. Morgan Securities, Inc., Banc of America Securities LLC, Wells Fargo Securities, LLC, as Lead Arrangers; JPMorgan Chase Bank, National Association, as Administrative Agent; Bank of America, N.A., as Syndication Agent; and certain other lenders that are parties thereto (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on July 1, 2010) (the “Existing Agreement), replacing it with the new Credit Agreement described above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Credit Agreement, the terms of which are described under Item 1.01, on July 2, 2013, the Company drew approximately $132.3 million under the Credit Facility. The Company used the proceeds drawn under the Credit Facility to, among other things, refinance amounts outstanding under the Existing Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated as of July 2, 2013 among Dean Foods Company; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; CoBank, ACB, Credit Agricole Corporate & Investment Bank, Coöperatieve Centrale Raiffeisen – Boerenleenbank, B.A. “Rabobank Nederland,” New York Branch, Suntrust Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents; and certain other lenders that are parties thereto.

10.2	Amendment No. 18 to Fifth Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertaking, dated July 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013	DEAN FOODS COMPANY

	By:	/s/ Rachel A. Gonzalez
Rachel A. Gonzalez
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of July 2, 2013 among Dean Foods Company; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; CoBank, ACB, Credit Agricole Corporate & Investment Bank, Coöperatieve Centrale Raiffeisen – Boerenleenbank, B.A. “Rabobank Nederland,” New York Branch, Suntrust Bank and Wells Fargo Bank, National Association, as Co-Documentation Agents; and certain other lenders that are parties thereto.

10.2	Amendment No. 18 to Fifth Amended and Restated Receivables Purchase Agreement and Reaffirmation of Performance Undertaking, dated July 2, 2013.